EXHIBIT 99.1

Adams Golf Acquires Key Assets of Yes! Golf

PLANO, Texas, Jan. 19, 2011 (GLOBE NEWSWIRE) -- Adams Golf (Nasdaq:ADGF) announced today that, with a bid of $1.5 million and a total purchase cost of $1.65 million (inclusive of administration costs) it was the winner at the January 18, 2011 U.S. Bankruptcy Court auction for the bulk sale offering of Denver-based Progear Holdings dba Yes! Golf and its related assets.  The purchase includes acquisition of all of Yes! Golf's patented putter technology designs (including C-Groove Putters), the company's registered trademarks and all existing inventory and capital equipment. Yes! Golf will be integrated into the Adams Golf operations in Plano, Texas. The purchase is subject to funding that is expected to occur within the next two business days. Historical financials prepared by Yes! Golf show that its revenues were approximately $10.2 million in 2007 and approximately $2.4 million in 2010.

"We have been looking for an attractive avenue into the putter market for some time and believe the Yes! Golf brand and technology platform provides us just such an opportunity," said Chip Brewer, President and CEO of Adams Golf.  "Yes! Golf provides Adams Golf compelling putter technology and a positive brand image, including ongoing tour usage based on the performance of the product alone.  The Yes! Golf brand will likely benefit from the inclusion into our operational infrastructure and we intend for it to serve as a source of future growth for our company."

Developing high-performance and technologically innovative golf products is the cornerstone of Adams Golf.  From the initial design, through manufacturing and servicing, Adams Golf is committed to helping golfers of all abilities enjoy the game of golf. For more information on Adams Golf, visit adamsgolf.com.

The Adams Golf logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5031

Forward-Looking Statements

This press release contains "forward-looking statements" made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The statements include, but are not limited to, statements regarding our ability to complete the acquisition of Progear Holdings, integrate the Yes! Golf brand into our operations and continue manufacturing products that are commercially acceptable to consumers, planned product launches, the global economic recession, our ability to operate profitably, grow and protect our financial condition and statements using terminology such as "may," "will," "expect," "intend," "estimate," "anticipate," "plan," "seek," "inevitably," "appears," or "believe." Such statements reflect the current view of Adams Golf with respect to future events and are subject to certain risks, uncertainties and assumptions related to certain factors including, without limitation, the following: the impact of changing economic conditions; product development difficulties; product approval and conformity to governing body regulations; assembly difficulties; competing product introductions; patent infringement risks; uncertainty of our ability to protect our intellectual property rights; market demand and acceptance of products; the success of our marketing strategy; our dependence on a limited number of customers; business conditions in the golf industry; reliance on third parties, including suppliers; the actions of competitors, including pricing, advertising and product development risks concerning future technology; the management of sales channels and re-distribution; and one-time events and other factors detailed under "Risk Factors" in our most recent Form 10-K and subsequent Form 10-Qs on file with the Securities and Exchange Commission filings. These filings can be obtained by contacting Adams Golf Investor Relations.

Although Adams Golf believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein. Except as required by federal securities laws, Adams Golf undertakes no obligation to publicly update or revise any written or oral forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release. All subsequent written and oral forward-looking statements attributable to Adams Golf or persons acting on its behalf are expressly qualified in their entirety by the applicable cautionary statements.

CONTACT: Lisa Weistart
         972-673-9110
         weistartl@adamsgolf.com